Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value per share, of LoJack Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 8, 2014

Active Owners Fund LP

By:	TP-One Holdings LLC General Partner

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

TP-One Holdings LLC

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

AOF Management LLC

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

/s/ Joseph Pretlow
JOSEPH PRETLOW

/s/ Ben Terk
BEN TERK